Exhibit 99.1

FOR IMMEDIATE RELEASE

Cogent Contacts:
For Public Relations:	For Investor Relations:
Travis Wachter	John Chang
+ 1 (202) 295-4217	+ 1 (202) 295-4212
twachter@cogentco.com	investor.relations@cogentco.com

Cogent Communications Reports Fourth Quarter 2012 and Full Year 2012 Results and Increases Quarterly Dividend on Common Stock by 10%

Financial and Business Highlights

•                  Cogent approves payment of a quarterly dividend of $0.12 per common share to be paid on March 15, 2013 to shareholders of record on March 4, 2013

•                  The first quarter 2013 dividend represents an increase of 10% from the fourth quarter 2012 dividend of $0.11 per share that was paid on December 12, 2012

•                  Service revenue for Q4 2012 of $82.6 million — an increase of 3.7% from $79.7 million for Q3 2012 and an increase of 2.9% on a constant currency basis

•                  Foreign exchange positively impacted revenue growth from Q3 2012 to Q4 2012 by $0.6 million

•                  Service revenue for 2012 of $317.0 million — an increase of 3.8% from $305.5 million for  2011 and an increase of 5.5% on a constant currency basis

•                  Foreign exchange negatively impacts revenue growth from 2011 to 2012 by $5.4 million

•                  Traffic increased by 27% from Q3 2012 to Q4 2012 and increased by 36% from Q4 2011 to Q4 2012

•                  EBITDA, as adjusted, was $28.5 million for Q4 2012 — an increase of 9.1% from $26.2 million for Q3 2012

•                  EBITDA, as adjusted margin was 34.6% for Q4 2012 and 32.9% for Q3 2012 -  a sequential quarterly increase of 170 basis points

•                  Net cash provided by operating activities was $32.3 million for Q4 2012 - an increase of 108.5% from $15.5 million for Q3 2012 and an increase of 18.3% from $27.3 million for Q4 2011

•                  Net cash provided by operating activities was $79.9 million for 2012 - an increase of 5.4% from $75.8 million for 2011

•                  Cash increased by $15.2 million for Q4 2012 and increased by $9.1 million for 2012

•                  34,811 customer connections were on the Cogent network at the end of Q4 2012 - an increase of 3.7% from 33,582 customer connections at the end of Q3 2012 and an increase of 16.0% from 29,998  customer connections at the end of 2011

[WASHINGTON, D.C. February 21, 2013] Cogent Communications Group, Inc. (NASDAQ: CCOI) today announced  service revenue of $82.6 million for the three months ended December 31, 2012, an increase of 3.7% from $79.7 million for the three months ended September 30,

2012 and an increase of 4.4% from $79.1 million for the three months ended December 31, 2011.  The impact of foreign exchange positively impacted service revenue growth from Q3 2012 to Q4 2012 by $0.6 million and negatively impacted service revenue growth from Q4 2011 to Q4 2012 by $0.5 million.  Additionally, the loss of an on-net, net-centric Cogent customer in January 2012, who represented approximately 5.5% of total service revenue for Q4 2011 and 2011, negatively impacted service revenue growth from Q4 2011 to Q4 2012.  On a constant currency basis, service revenue grew by 2.9% from Q3 2012 to Q4 2012.  On a constant currency basis, and excluding the impact of the loss of the Cogent customer, service revenue increased by 11.0% from Q4 2011 to Q4 2012.

Service revenue was $317.0 million for the year ended December 31, 2012, an increase of 3.8% from $305.5 million for the year ended December 31, 2011.  The impact of foreign exchange negatively impacted service revenue growth from 2011 to 2012 by $5.4 million.  Additionally, the loss of an on-net, net-centric Cogent customer in January 2012, who represented approximately 5.5% of total service revenue for 2011, negatively impacted service revenue growth from 2011 to 2012.  On a constant currency basis, service revenue grew by 5.5% from 2011 to 2012.  On a constant currency basis, and excluding the impact of the loss of the Cogent customer, service revenue increased by 11.4% from 2011 to 2012.

On-net revenue was $60.4 million for the three months ended December 31, 2012, an increase of 3.9% over $58.1 million for the three months ended September 30, 2012 and an increase of 1.4% over $59.5 million for the three months ended December 31, 2011. On-net revenue was $232.6 million for the year ended December 31, 2012, a decrease of 0.2% from $233.0 million for the year ended December 31, 2011.  The loss of an on-net, net-centric Cogent customer in January 2012, who represented approximately 5.5% of total service revenue for 2011, negatively impacted service revenue growth from 2011 to 2012.  On-net service is provided to customers located in buildings that are physically connected to Cogent’s network by Cogent facilities.

Off-net revenue was $21.6 million for the three months ended December 31, 2012, an increase of 3.5% over $20.9 million for the three months ended September 30, 2012 and an increase of 14.3% over $18.9 million for the three months ended December 31, 2011. Off-net revenue was

$81.9 million for the year ended December 31, 2012, an increase of 17.6% over $69.6 million for the year ended December 31, 2011.  Off-net customers are located in buildings directly connected to Cogent’s network using other carriers’ facilities and services to provide the last mile portion of the link from the customers’ premises to Cogent’s network.

Non-core revenue was $0.6 million for the three months ended December 31, 2012, $0.6 million for the three months ended September 30, 2012 and $0.6 million for the three months ended December 31, 2011.  Non-core revenue was $2.5 million for the year ended December 31, 2012, a decrease of 13.7% from $2.8 million for the year ended December 31, 2011.  Non-core services are legacy services, which Cogent acquired and continues to support but does not actively sell.

Gross profit, excluding equity-based compensation expense and amounts shown separately, increased 4.3% to $45.1 million for the three months ended December 31, 2012 from $43.3 million for the three months ended September 30, 2012.  Gross profit, excluding equity-based compensation expense and amounts shown separately, was $45.7 million for the three months ended December 31, 2011.  Gross profit, excluding equity-based compensation expense and amounts shown separately, was $173.9 million for the year ended December 31, 2012, and $173.9 million for the year ended December 31, 2011.  Gross profit margin, excluding equity-based compensation expense and amounts shown separately, was 54.6% for the three months ended December 31, 2012, 54.3% for the three months ended September 30, 2012, and 57.8% for the three months ended December 31, 2011.  Gross profit margin, excluding equity-based compensation expense and amounts shown separately, was 54.9% for the year ended December 31, 2012 and 56.9% for the year ended December 31, 2011.

Earnings before interest, taxes, depreciation and amortization (EBITDA), as adjusted, increased 9.1% to $28.5 million for the three months ended December 31, 2012 from $26.2 million for the three months ended September 30, 2012 and increased 2.5% from $27.8 million for the three months ended December 31, 2011.  EBITDA, as adjusted, margin was 34.6% for the three months ended December 31, 2012, 32.9% for the three months ended September 30, 2012, and 35.2% for the three months ended December 31, 2011. EBITDA, as adjusted, decreased 1.4% to $102.6 million for the year ended December 31, 2012 from $104.1 million for the year ended December 31, 2011.  EBITDA, as adjusted, margin was 32.4% for the year ended December 31, 2012 and 34.1% for the year ended December 31, 2011.

Cash and cash equivalents increased by $9.1 million for the year ended December 31, 2012 including $9.5 million paid in 2012 for dividends and $1.3 million paid in 2012 for purchases of common stock.  Cash and cash equivalents increased by $181.9 million for the year ended December 31, 2011 including $170.5 million of net proceeds from the issuance of senior secured notes and $3.0 million paid in 2011 for purchases of common stock.

Basic and diluted net (loss) income per share was $(0.01) for the three months ended December 31, 2012, $(0.00) for the three months ended September 30, 2012 and $0.12 for the three months ended December 31, 2011.  Basic and diluted net (loss) income per share was $(0.09) for the year ended December 31, 2012 and $0.17 for the year ended December 31, 2011.

Total customer connections increased 3.7% to 34,811 as of December 31, 2012 from 33,582 as of September 30, 2012 and increased 16.0% from 29,998 as of December 31, 2011. On-net customer connections increased 3.6% to 29,875 as of December 31, 2012 from 28,839 as of September 30, 2012 and increased 17.1% from 25,518 as of December 31, 2011.  Off-net customer connections increased 4.9% to 4,465 as of December 31, 2012 from 4,258 as of September 30, 2012 and increased 14.0% from 3,915 as of December 31, 2011.  Non-core customer connections were 471 as of December 31, 2012, 485 as of September 30, 2012 and 565 as of December 31, 2011.

The number of on-net buildings increased by 35 on-net buildings to 1,867 on-net buildings as of December 31, 2012 from 1,832 on-net buildings as of September 30, 2012, and increased by 123 on-net buildings from 1,744 on-net buildings as of December 31, 2011.

Quarterly Dividend Payment Approved and Increased and Tax Treatment of 2012 Dividends

On February 20, 2013, Cogent’s board approved a payment of a dividend of $0.12 per common share payable on March 15, 2013 to shareholders of record on March 4, 2013.

The payment of any future quarterly dividends will be at the discretion of the board and will be dependent upon Cogent’s financial position, results of operations, available cash, cash flow, capital requirements and other factors deemed relevant by the board.

Cogent paid two quarterly dividends in 2012 totaling $9.5 million, or $0.21 per share.  The expected tax treatment of these dividends are generally that 37.85% are treated as a return of capital and 62.15% are generally treated as dividends for United States federal income tax purposes.  While the above information includes general statements about the tax classification of dividends paid on Cogent common stock, these statements do not constitute tax advice.  The taxation of corporate distributions can be complex, and stockholders are encouraged to consult their tax advisers to determine what impact the above information may have on their specific tax situation.

Conference Call and Website Information

Cogent will host a conference call with financial analysts at 8:30 a.m. (ET) on February 21, 2013 to discuss Cogent’s operating results for the fourth quarter of 2012 and full year 2012 and to discuss Cogent’s expectations for full year 2013.  Investors and other interested parties may access a live audio webcast of the earnings call in the “Events” section of Cogent’s website at www.cogentco.com/events.  A replay of the webcast, together with the press release, will be available on the website following the earnings call.

About Cogent Communications

Cogent Communications (NASDAQ: CCOI) is a multinational, Tier 1 facilities-based ISP.  Cogent specializes in providing businesses with high speed Internet access and point-to-point transport services.  Cogent’s facilities-based, all-optical IP network backbone provides IP services in over 180 markets globally.

Cogent Communications is headquartered at 1015 31st Street, NW, Washington, D.C. 20007.  For more information, visit www.cogentco.com.  Cogent Communications can be reached in the United States at (202) 295-4200 or via email at info@cogentco.com.

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COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

Summary of Financial and Operational Results

	Q1 2011	Q2 2011	Q3 2011	Q4 2011	Q1 2012	Q2 2012	Q3 2012	Q4 2012
Metric ($ in 000’s, except share and per share data) — unaudited
On-Net revenue	$56,772	$58,016	$58,697	$59,528	$56,750	$57,321	$58,138	$60,380
% Change from previous Qtr.	5.9%	2.2%	1.2%	1.4%	-4.7%	1.0%	1.4%	3.9%
Off-Net revenue	$15,951	$16,786	$17,968	$18,935	$19,501	$19,868	$20,912	$21,646
% Change from previous Qtr.	5.6%	5.2%	7.0%	5.4%	3.0%	1.9%	5.3%	3.5%
Non-Core revenue (1)	$737	$778	$702	$630	$637	$628	$606	$586
% Change from previous Qtr.	-3.2%	5.6%	-9.8%	-10.3%	1.1%	-1.4%	-3.5%	-3.3%
Service revenue — total	$73,460	$75,580	$77,367	$79,093	$76,888	$77,817	$79,656	$82,612
% Change from previous Qtr.	5.8%	2.9%	2.4%	2.2%	-2.8%	1.2%	2.4%	3.7%
Network operations expenses (2)	$31,633	$33,123	$33,497	$33,400	$34,255	$34,994	$36,375	$37,489
% Change from previous Qtr.	2.2%	4.7%	1.1%	-0.3%	2.6%	2.2%	3.9%	3.1%
Gross profit (2)	$41,827	$42,457	$43,870	$45,693	$42,633	$42,823	$43,281	$45,123
% Change from previous Qtr.	8.6%	1.5%	3.3%	4.2%	-6.7%	0.4%	1.1%	4.3%
Gross profit margin (2)	56.9%	56.2%	56.7%	57.8%	55.4%	55.0%	54.3%	54.6%
Selling, general and administrative expenses (3)	$17,582	$17,045	$17,202	$17,884	$20,188	$17,496	$17,109	$17,299
% Change from previous Qtr.	10.1%	-3.1%	0.9%	4.0%	12.9%	-13.3%	-2.2%	1.1%
Depreciation and amortization expense	$14,791	$14,734	$15,188	$15,222	$15,239	$15,503	$15,610	$16,124
% Change from previous Qtr.	-0.2%	-0.4%	3.1%	0.2%	0.1%	1.7%	0.7%	3.3%
Equity-based compensation expense	$2,096	$2,007	$1,904	$1,688	$1,238	$2,023	$2,530	$2,531
% Change from previous Qtr.	11.7%	-4.2%	-5.1%	-11.3%	-26.7%	63.4%	25.1%	0.0%
Operating income	$7,358	$8,671	$9,576	$10,899	$5,968	$7,801	$8,032	$9,169
% Change from previous Qtr.	25.5%	17.8%	10.4%	13.8%	-45.2%	30.7%	3.0%	14.2%

EBITDA, as adjusted (4)	$24,247	$25,412	$26,668	$27,849	$22,557	$25,338	$26,171	$28,548
% Change from previous Qtr.	7.4%	4.8%	4.9%	4.4%	-19.0%	12.3%	3.3%	9.1%
EBITDA, as adjusted margin (4)	33.0%	33.6%	34.5%	35.2%	29.3%	32.6%	32.9%	34.6%
Net (loss) income	$(278)	$2,115	$281	$5,424	$(2,090)	$(1,791)	$(94)	$(276)
% Change from previous Qtr.	-110.8%	860.8%	-86.7%	1,830.2%	-138.5%	14.3%	-94.8%	193.6%
Basic and diluted net (loss) income per common share	$(0.01)	$0.05	$0.01	$0.12	$(0.05)	$(0.04)	$(0.00)	$(0.01)
% Change from previous Qtr.	-116.7%	600.0%	-80.0%	1,100%	-141.7%	20.0%	-100.0%	-100.0%
Weighted average common shares — basic	44,731,858	45,021,507	45,080,859	45,044,733	45,241,418	45,313,804	45,377,732	45,492,847
% Change from previous Qtr.	0.2%	0.6%	0.1%	-0.1%	0.4%	0.2%	0.1%	0.3%
Weighted average common shares — diluted	44,731,858	45,548,725	45,559,972	45,582,580	45,241,418	45,313,804	45,377,732	45,492,847
% Change from previous Qtr.	-0.6%	1.8%	—%	—%	-0.7%	0.2%	0.1%	0.3%
Net cash provided by operating activities	$13,468	$19,154	$15,898	$27,293	$12,686	$19,471	$15,489	$32,297
% Change from previous Qtr.	-38.7%	42.2%	-17.0%	71.7%	-53.5%	53.5%	-20.5%	108.5%
Capital expenditures	$12,842	$13,153	$9,437	$10,424	$12,289	$10,575	$11,187	$10,286
% Change from previous Qtr.	9.6%	2.4%	-28.3%	10.5%	17.9%	-13.9%	5.8%	-8.1%
Customer Connections — end of period
On-Net	21,878	23,360	24,535	25,518	26,246	27,471	28,839	29,875
% Change from previous Qtr.	4.8%	6.8%	5.0%	4.0%	2.9%	4.7%	5.0%	3.6%
Off-Net	3,642	3,759	3,864	3,915	3,962	4,100	4,258	4,465
% Change from previous Qtr.	3.3%	3.2%	2.8%	1.3%	1.2%	3.5%	3.9%	4.9%
Non-Core (1)	625	605	584	565	549	495	485	471
% Change from previous Qtr.	-3.5%	-3.2%	-3.5%	-3.3%	-2.8%	-9.8%	-2.0%	-2.9%
Total	26,145	27,724	28,983	29,998	30,757	32,066	33,582	34,811
% Change from previous Qtr.	4.4%	6.0%	4.5%	3.5%	2.5%	4.3%	4.7%	3.7%
Other — end of period
Buildings On-Net	1,609	1,669	1,707	1,744	1,769	1,799	1,832	1,867
Employees	569	584	607	639	612	613	621	611

(1)          Consists of legacy services of companies whose assets or businesses were acquired by Cogent, primarily including voice services (only provided in Toronto, Canada).

(2)          Excludes equity-based compensation expense of $140, $126, $122, $122, $83, $118, $166 and $162 in the three months ended March 31, 2011, June 30, 2011, September 30, 2011, December 31, 2011, March 31, 2012, June 30, 2012, September 30, 2012 and December 31, 2012, respectively.

(3)          Excludes equity-based compensation expense of $1,956, $1,881, $1,782, $1,566, $1,155, $1,905, $2,364 and $2,369 in the three months ended March 31, 2011, June 30, 2011, September 30, 2011, December 31, 2011, March 31, 2012, June 30, 2012, September 30, 2012 and December 31, 2012, respectively.

(4)          See schedule of non-GAAP metrics below for definition and reconciliation to GAAP measures. EBITDA, as adjusted, includes net gains (losses) from asset related transactions of $2, $40, $112, $11, $(1) and $724 in the three months ended March 31, 2011, December 31, 2011, March 31, 2012, June 30, 2012, September 30, 2012 and December 31, 2012, respectively.

Schedule of Non-GAAP Measures

EBITDA and EBITDA, as adjusted

EBITDA represents net (loss) income before income taxes, net interest expense, equity-based compensation expense and depreciation and amortization. Management believes the most directly comparable measure to EBITDA calculated in accordance with generally accepted accounting principles in the United States, or GAAP, is cash flows provided by operating activities.

EBITDA, as adjusted, represents EBITDA plus net gains (losses) on asset related transactions. The Company believes EBITDA, as adjusted, is a useful measure of its ability to service debt, fund capital expenditures and expand its business.  EBITDA, as adjusted, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information. The Company also believes that EBITDA is a frequently used measure by securities analysts, investors, and other interested parties in their evaluation of issuers.

EBITDA and EBITDA, as adjusted, are not recognized terms under GAAP and accordingly, should not be viewed in isolation or as a substitute for the analysis of results as reported under GAAP, but rather as a supplemental measure to GAAP. For example, EBITDA is not intended to reflect the Company’s free cash flow, as it does not consider certain current or future cash requirements, such as capital expenditures, contractual commitments, and changes in working capital needs, interest expenses and debt service requirements. The Company’s calculations of EBITDA and EBITDA, as adjusted, may also differ from the calculation of EBITDA and EBITDA, as adjusted, by its competitors and other companies and as such, its utility as a comparative measure is limited.

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

EBITDA, as adjusted, is reconciled to cash flows provided by operating activities in the table below.

($ in 000’s) — unaudited	Q1 2011	Q2 2011	Q3 2011	Q4 2011	Q1 2012	Q2 2012	Q3 2012	Q4 2012

Net cash flows provided by operating activities	$13,468	$19,154	$15,898	$27,293	$12,686	$19,471	$15,489	$32,297
Changes in operating assets and liabilities	4,483	(1,708)	2,890	(3,558)	3,053	(2,252)	3,965	(13,089)
Cash interest expense and income tax expense	6,294	7,966	7,880	4,074	6,706	8,108	6,718	8,616
Gains (losses) on asset related transactions	2	—	—	40	112	11	(1)	724
EBITDA, as adjusted	$24,247	$25,412	$26,668	$27,849	$22,557	$25,338	$26,171	$28,548

Impact of foreign currencies (“constant currency” impact) on sequential quarterly service revenue

($ in 000’s) — unaudited	Q4 2012
Service revenue, as reported — Q4 2012	$82,612
Impact of foreign currencies on service revenue	(620)
Service revenue - Q4 2012, as adjusted (1)	$81,992
Service revenue, as reported — Q3 2012	$79,656
Constant currency increase from Q3 2012 to Q4 2012 - (Service revenue, as adjusted for Q4 2012 less service revenue, as reported for Q3 2012)	$2,336
Percent increase (Constant currency increase from Q3 2012 to Q4 2012 divided by service revenue, as reported for Q3 2012)	2.9%

(1)        Service revenue, as adjusted, is determined by translating the service revenue for the three months ended December 31, 2012 at the average foreign currency exchange rates for the three months ended September 30, 2012. The Company believes that disclosing quarterly revenue growth without the impact of foreign currencies on service revenue is a useful measure of revenue growth. Service revenue, as adjusted, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Impact of foreign currencies (“constant currency” impact) and Cogent customer loss on quarterly service revenue

($ in 000’s) — unaudited	Q4 2012
Service revenue, as reported — Q4 2012	$82,612
Impact of foreign currencies on service revenue	516
Service revenue - Q4 2012, as adjusted (2)	$83,128
Service revenue, as reported — Q4 2011	$79,093
Service revenue from Cogent customer — Q4 2011 (3)	(4,213)
Service revenue, as adjusted — Q4 2011	$74,880
Constant currency and customer adjusted increase from Q4 2011 to Q4 2012 - (Service revenue, as adjusted for Q4 2012 less service revenue, as adjusted for Q4 2011)	$8,248
Percent increase (Constant currency and customer adjusted increase from Q4 2011 to Q4 2012 divided by service revenue, as adjusted for Q4 2011)	11.0%

(2)        Service revenue, as adjusted, is determined by translating the service revenue for the three months ended December 31, 2012 at the average foreign currency exchange rates for the three months ended December 31, 2011. The Company believes that disclosing quarterly revenue growth without the impact of foreign currencies on service revenue is a useful measure of revenue growth. Service revenue, as adjusted, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

(3)        In January 2012, the Company’s largest (on-net and net-centric) customer was indicted by the U.S. government and as a result the Company’s on-net service to this customer and the associated revenue terminated in January 2012.  This customer accounted for approximately 5.5% of each of the Company’s 2011 and fourth quarter 2011 revenues.  The loss of this on-net net-centric customer negatively impacted the Company’s revenue growth rate from the fourth quarter of 2011 to the fourth quarter of 2012.

Impact of foreign currencies (“constant currency” impact) on sequential annual service revenue

($ in 000’s) — unaudited	2012
Service revenue, as reported — 2012	$316,973
Impact of foreign currencies on service revenue	5,448
Service revenue - 2012, as adjusted (4)	$322,421
Service revenue, as reported — 2011	$305,500
Constant currency increase from 2011 to 2012 - (Service revenue, as adjusted for 2012 less service revenue, as reported for 2011)	$16,921
Percent increase (Constant currency increase from 2011 to 2012 divided by service revenue, as reported for 2011)	5.5%

(4)        Service revenue, as adjusted, is determined by translating the service revenue for the year ended December 31, 2012 at the average foreign currency exchange rates for the year ended December 31, 2011. The Company believes that disclosing annual revenue growth without the impact of foreign currencies on service revenue is a useful measure of revenue growth. Service revenue, as adjusted, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Impact of foreign currencies (“constant currency” impact) and Cogent customer loss on annual service revenue

($ in 000’s) — unaudited	2012
Service revenue, as reported — 2012	$316,973
Impact of foreign currencies on service revenue	5,448
Service revenue from Cogent customer — 2012 (5)	(861)
Service revenue - 2012, as adjusted (6)	$321,560
Service revenue, as reported — 2011	$305,500
Service revenue from Cogent customer — 2011 (5)	(16,832)
Service revenue, as adjusted — 2011	$288,668
Constant currency and customer adjusted increase from 2011 to 2012 - (Service revenue, as adjusted for 2012 less service revenue, as adjusted for 2011)	$32,892
Percent increase (Constant currency and customer adjusted increase from 2011 to 2012 divided by service revenue, as adjusted for 2011)	11.4%

(5)         In January 2012, the Company’s largest (on-net and net-centric) customer was indicted by the U.S. government and as a result the Company’s on-net service to this customer and the associated revenue terminated in January 2012.  This customer accounted for approximately 5.5% of the Company’s 2011 revenues.  The loss of this net-centric customer negatively impacted the Company’s revenue growth rate from 2011 to 2012.

(6)         Service revenue, as adjusted, is determined by translating the service revenue for the year ended December 31, 2012 at the average foreign currency exchange rates for the year ended December 31, 2011 and by eliminating the revenue from the Company’s largest customer that was recorded for the year ended December 31, 2012. The Company believes that disclosing annual revenue growth without the impact of foreign currencies on service revenue is a useful measure of revenue growth. Service revenue, as adjusted, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Cogent’s SEC filings are available online via the Investor Relations section of www.cogentco.com or on the Securities and Exchange Commission’s website at www.sec.gov.

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2012 AND 2011

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	2012	2011
Assets
Current assets:
Cash and cash equivalents	$247,285	$238,207
Accounts receivable, net of allowance for doubtful accounts of $3,083 and $3,345, respectively	23,990	25,029
Prepaid expenses and other current assets	9,978	10,051
Total current assets	281,253	273,287
Property and equipment:
Property and equipment	889,229	836,047
Accumulated depreciation and amortization	(578,054)	(528,069)
Total property and equipment, net	311,175	307,978
Deposits and other assets ($442 and $457 restricted, respectively)	14,103	16,386
Total assets	$606,531	$597,651
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$14,734	$14,199
Accrued and other current liabilities	26,519	21,944
Current maturities, capital lease obligations	10,487	11,700
Total current liabilities	51,740	47,843
Senior secured notes	175,000	175,000
Capital lease obligations, net of current maturities	127,461	122,996
Convertible senior notes, net of discount of $9,494 and $15,366, respectively	82,484	76,612
Other long term liabilities	10,067	11,199
Total liabilities	446,752	433,650
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 75,000,000 shares authorized; 47,116,644 and 45,893,347 shares issued and outstanding, respectively	47	46
Additional paid-in capital	497,349	489,021
Accumulated other comprehensive income	667	(582)
Accumulated deficit	(338,284)	(324,484)
Total stockholders’ equity	159,779	164,001
Total liabilities and stockholders’ equity	$606,531	$597,651

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR EACH OF THE TWO YEARS ENDED DECEMBER 31, 2012

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	2012	2011
Service revenue	$316,973	$305,500
Operating expenses:
Network operations (including $529 and $510 of equity-based compensation expense, respectively, exclusive of amounts shown separately)	143,642	132,160
Selling, general, and administrative (including $7,794 and $7,185 of equity-based compensation expense, respectively)	79,885	76,984
Depreciation and amortization	62,478	59,850

Total operating expenses	286,005	268,994

Operating income	30,968	36,506
Release of lease obligation (Note 6)	—	2,739
Interest income and other	1,851	848
Interest expense	(36,319)	(34,511)

(Loss) income before income taxes	(3,500)	5,582
Income tax (expense) benefit	(751)	1,960

Net (loss) income	$(4,251)	$7,542

Comprehensive (loss) income
Net (loss) income	$(4,251)	$7,542
Foreign currency translation adjustment	1,249	(1,626)
Comprehensive (loss) income	$(3,002)	$5,916

Basic and diluted net (loss) income per common share	$(0.09)	$0.17

Dividends declared per common share	$0.21	$—

Weighted-average common shares—basic	45,514,844	45,180,485

Weighted-average common shares—diluted	45,514,844	45,704,052

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE THREE MONTHS ENDED DECEMBER 31, 2012 AND DECEMBER 31, 2011

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three Months Ended December 31, 2012	Three Months Ended December 31, 2011
Service revenue	$82,612	$79,093
Operating expenses:
Network operations (including $162 and $122 of equity-based compensation expense, respectively, exclusive of amounts shown separately)	37,651	33,522
Selling, general, and administrative (including $2,369 and $1,566 of equity-based compensation expense, respectively)	19,668	19,450
Depreciation and amortization	16,124	15,222

Total operating expenses	73,443	68,194

Operating income	9,169	10,899
Interest income and other	925	242
Interest expense	(9,320)	(8,839)

Income before income taxes	774	2,302
Income tax (expense) benefit	(1,050)	3,122

Net (loss) income	$(276)	$5,424

Comprehensive income
Net (loss) income	$(276)	$5,424
Foreign currency translation adjustment	1,193	(2,138)
Comprehensive income	$917	$3,286

Basic and diluted net (loss) income per common share	$(0.01)	$0.12

Dividends declared per common share	$0.11	$—

Weighted-average common shares—basic	45,492,847	45,044,733

Weighted-average common shares—diluted	45,492,847	45,582,580

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR EACH OF THE TWO YEARS ENDED DECEMBER 31, 2012

(IN THOUSANDS)

	2012	2011
Cash flows from operating activities:
Net (loss) income	$(4,251)	$7,542
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	62,478	59,850
Amortization of debt discount—convertible notes	6,031	5,609
Equity-based compensation expense (net of amounts capitalized)	8,323	7,695
Gain—release of lease obligation	—	(2,739)
Gains—dispositions of assets and other, net	(971)	(96)
Changes in assets and liabilities:
Accounts receivable	1,247	(1,554)
Prepaid expenses and other current assets	459	(1,238)
Deferred income taxes	2,692	(5,735)
Deposits and other assets	(436)	343
Accounts payable, accrued liabilities and other long-term liabilities	4,371	6,137

Net cash provided by operating activities	79,943	75,814

Cash flows from investing activities:
Purchases of property and equipment	(44,337)	(45,856)
Proceeds from asset sales	141	44

Net cash used in investing activities	(44,196)	(45,812)

Cash flows from financing activities:
Net proceeds from issuance of senior secured notes	—	170,512
Dividends paid	(9,549)	—

Principal payments of capital lease obligations	(16,794)	(15,540)
Purchases of common stock	(1,265)	(2,969)
Proceeds from exercises of common stock options	404	633

Net cash (used in) provided by financing activities	(27,204)	152,636

Effect of exchange rate changes on cash	535	(714)

Net increase in cash and cash equivalents	9,078	181,924
Cash and cash equivalents, beginning of year	238,207	56,283

Cash and cash equivalents, end of year	$247,285	$238,207

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED DECEMBER 31, 2012 AND DECEMBER 31, 2011

(IN THOUSANDS)

	Three Months Ended December 31, 2012	Three Months Ended December 31, 2011
Cash flows from operating activities:
Net (loss) income	$(276)	$5,424
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	16,125	15,222
Amortization of debt discount—convertible notes	1,553	1,441
Equity-based compensation expense (net of amounts capitalized)	2,531	1,688
(Gains) losses—dispositions of assets and other, net	(773)	31
Changes in assets and liabilities:
Accounts receivable	4,210	(737)
Prepaid expenses and other current assets	532	(139)
Deferred income taxes	1,577	(5,735)
Deposits and other assets	214	(613)
Accounts payable, accrued liabilities and other long-term liabilities	6,604	10,711

Net cash provided by operating activities	32,297	27,293

Cash flows from investing activities:
Purchases of property and equipment	(10,286)	(10,424)
Proceeds from asset sales	21	42

Net cash used in investing activities	(10,265)	(10,382)

Cash flows from financing activities:
Dividends paid	(5,012)	—

Principal payments of capital lease obligations	(2,361)	(2,072)
Purchases of common stock	—	(35)
Proceeds from exercises of common stock options	74	263

Net cash used in financing activities	(7,299)	(1,844)

Effect of exchange rate changes on cash	488	(911)

Net increase in cash and cash equivalents	15,221	14,156
Cash and cash equivalents, beginning of period	232,064	224,051

Cash and cash equivalents, end of period	$247,285	$238,207

Except for historical information and discussion contained herein, statements contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include, but are not limited to statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions.  The statements in this release are based upon the current beliefs and expectations of Cogent’s management and are subject to significant risks and uncertainties.  Actual results may differ from those set forth in the forward-looking statements.  Numerous factors could cause or contribute to such differences, including future economic instability in the global economy or a contraction of the capital markets which could affect spending on Internet services and our ability to engage in financing activities; the impact of changing foreign exchange rates (in particular the Euro to USD and

Canadian dollar to USD exchange rates) on the translation of our non-USD denominated revenues, expenses, assets and liabilities; legal and operational difficulties in new markets; the imposition of a requirement that we contribute to the U.S. Universal Service Fund and similar funds in other countries; changes in government policy and/or regulation, including net neutrality rules  by the United States Federal Communications Commission and in the area of data protection; increasing competition leading to lower prices for our services; our ability to attract new customers and to increase and maintain the volume of traffic on our network; the ability to maintain our Internet peering arrangements on favorable terms; our reliance on an equipment vendor, Cisco Systems Inc., and the potential for hardware or software problems associated with such equipment; the dependence of our network on the quality and dependability of third-party fiber providers; our ability to retain certain customers that comprise a significant portion of our revenue base; the management of network failures and/or disruptions; and outcomes in litigation as well as other risks discussed from time to time in our filings with the Securities and Exchange Commission, including, without limitation, our annual report on Form 10-K for the fiscal year ended December 31, 2012 to be filed with the Securities and Exchange Commission. Cogent undertakes no duty to update any forward-looking statement or any information contained in this press release or in other public disclosures at any time.

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